Exhibit 99.1

Management Update Conference Call November 29, 2012

Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements as defined by federal securities law. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s respective annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on NuStar’s websites at www.nustarenergy.com and www.nustargpholdings.com. We use non-generally accepted accounting principles (“non-GAAP”) financial measures in this presentation, and our reconciliations of non-GAAP financial measures to our GAAP financial statements are located in the appendix to this presentation. These non-GAAP measures should not be considered an alternative to GAAP financial measures. Forward Looking Statements 2

Agenda 3 Topic Presenter Page Introduction/Overview Curt Anastasio 4 Internal Growth Project Update- Doug Comeau 5 Transportation Segment Internal Growth Project Update- Doug Comeau 11 Storage Segment TexStar Acquisition Update Doug Comeau 15 TexStar Financing Plan & Steve Blank 23 Financial Guidance for 2012 through 2014 Q & A

4 Strategic Redirection of NuStar September 28th sale of a 50% interest in our Asphalt Operations Deconsolidated from NuStar’s financial results Generated around $400 million in cash proceeds In advanced talks with an interested buyer for our San Antonio refinery November 8th announcement regarding asset purchase from TexStar Midstream Services Management reorganization within NuStar

Internal Growth Project Update-Transportation Segment 5

NuStar was the first mover of Eagle Ford Shale crude oil by pipeline Projects completed include three pipeline reversals/connections and the Valero pipeline construction project Total capital spent to date around $150 million Should generate EBITDA of around $30 million 1 – Please see slide 34 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 6 NuStar has now Completed Four Internal Growth Projects in the Eagle Ford Shale 1

THREE RIVERS REFINERY CORPUS CHRISTI PETTUS NORTH BEACH Valero West Plant 8” 8” 16” 16” OAKVILLE Koch Mayo Sta. 10” Pettus South Pipeline Reactivation Project for Koch Pipeline TexStar Midstream Pipeline New 12” Pipeline Constructed for Valero Existing NuStar Pipeline Reversals NuStar’s Oakville Terminal Four Projects Completed in the Eagle Ford Shale to Date primarily move Crude to Corpus Christi 7 12”

NuStar will construct a 100M barrel terminal facility, truck offloading facilities and a pipeline connection to NuStar’s existing 12” Pettus line 12” Pettus line will connect to NuStar’s Three Rivers to Corpus 16” line giving ConocoPhillips the ability to move Eagle Ford production to Corpus Christi Capacity of 12” Pettus line 100MBPD Agreement provides ConocoPhillips with 30 to 60 MBPD of shipping capacity Projected completion 4th quarter 2013 Dock expansion at Corpus Christi North Beach Terminal will give ConocoPhillips and other customers more options to move Eagle Ford crude Projected completion 1st quarter 2014 Total NuStar spending should be $100 to $120 million Should generate about $15 million of annual EBITDA 10-year take or pay agreement supports this project Small benefit in 2013 but majority in 2014 and thereafter 1 – Please see slide 34 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income In Mid-November Signed an Agreement with ConocoPhillips to Further Expand Capacity in Eagle Ford Shale 8 1

NuStar Pipeline Systems to be Utilized by ConocoPhillips New NuStar Pipeline NuStar Three Rivers to Corpus Pipeline NuStar’s Oakville Terminal NORTH BEACH OAKVILLE 16” line PETTUS Underutilized Existing NuStar Pipeline NuStar Pipeline 9 PAWNEE New NuStar Terminal 12” line

Niobrara Falls Project Update 10 Initial Open Season Oct. 15, 2012 through Nov. 15, 2012 Season extended to Dec. 14th, 2012 24 confidentiality agreements received to date Majority of current interest centers around Permian Basin and Granite Wash crudes Minimal capital cost associated with reversing 14” line to meet demand Interest from Niobrara Shale play could increase as additional production comes on-line in future years Project not included in 2013 & 2014 guidance 10” 10” 14”

Internal Growth Project Update – Storage Segment 11

Close to completing construction of new distillate tanks at our St. Eustatius terminal Constructing one million barrels of new storage for distillate service Customer is a large national oil company Projected cost around $60 million Expected to generate EBITDA of around $10 million per year Expected in-service 1st quarter 2013 Continue to evaluate another major expansion project at St. Eustatius Could be a 2 to 4 million barrel expansion Majority of spending would occur in 2014 and 2015 Not included in 2013 & 2014 guidance 12 St. Eustatius Terminal 1 1 – Please see slide 33 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

Storage expansion continues at our St. James, Louisiana Terminal Currently have 8 million barrels of storage capacity at St. James 1.4 million barrels of additional storage should be completed by the 1st quarter of 2014 700,000 barrels projected to be completed in January 2013 Additional 700,000 barrels projected to be completed in 1st quarter 2014 Project costs estimated at about $45 million EBITDA projected to be approximately $8 million per year In discussions with major oil companies about additional expansion opportunities St. James Terminal 13 1 1 – Please see slide 33 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

Potential 2nd St. James Unit Train Project Possible commitments from third parties would support the construction of 2nd unit train unloading facility at our St. James Terminal that is similar to our current rail facility Project may also include a Marine Vapor Destruction Unit that allows for loading crude on ships at the terminal Estimated project costs around $55 million Could be in-service by end of 3rd quarter of 2013 Annual EBITDA estimated in the $15 to $20 million range 14 1 1 – Please see slide 33 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

TexStar Acquisition Update 15

TexStar Asset Acquisition allows NuStar to become one of the Largest Players in the Eagle Ford Shale 16 Further integrates NuStar with producers and marketers of Eagle Ford Shale crude oil Provides NuStar with access to dedicated production acreage Gives NuStar access to dedicated Y-Grade production in the Pettus, TX area Production will be shipped on and fractionated by assets purchased from TexStar Production will also be shipped on NuStar’s Corpus to Houston 12” pipeline Provides Eagle Ford Shale crude oil producers and gas processing plants the ability to move production to Corpus Christi and Mont Belvieu markets Crude oil producers also have access to NuStar’s Corpus Christi storage and dock space that can be utilized for shipments to other markets NuStar takes on no commodity or margin risk as a result of this transaction

New Eagle Ford Shale Crude Oil System after TexStar Transaction 17

New Eagle Ford Shale NGL System after TexStar Transaction 18

Transaction should Close in Two Separate Transactions 19 Closing for Crude Oil pipeline, gathering and storage assets expected to occur by year-end Purchase Price around $325 million 5-year take or pay contracts with various producers and marketers support around 90% of these throughputs Closing for NGL assets, which include a Y-Grade pipeline and two dismantled fractionators with a combined capacity of 57MBPD, expected to occur in 1st quarter 2013 Purchase Price around $100 million Will not close without executed take or pay agreements for transportation and fractionation services

Crude Oil Assets should begin Generating Cash Flow Immediately 20 Throughputs currently 70MBPD on crude lines to be acquired Throughputs projected to increase to 100MBPD by mid 2013 $75 million of growth capital required to be spent to complete crude gathering and terminal assets 2012 $ 5 to $10 million 2013 $55 to $65 million 2014 $ 5 to $10 million EBITDA projections from crude oil assets 2013 $10 to $30 million 2014 $45 to $65 million 2015 $50 to $70 million 1 – Please see slide 35 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 1

NGL Assets are Expected to Start Generating Cash Flow in 2014 21 Timing of cash flows dependent on completion of construction of fractionators Completion expected late in 4th quarter of 2013 Y-Grade will be supplied by two 3rd party gas processing plants in Pettus, TX area Y-Grade production from these plants will be dedicated to NuStar pipelines and fractionators via 10 year T&D and Tolling agreements One gas processing plant completed, second gas plant to be completed mid 2013 $330 million of growth capital projected to be required to complete Y-Grade pipeline connections and fractionator construction Majority of capital will be spent in 2013 No EBITDA expected from NGL assets in 2013 but should come on-line in 2014 2014 $40 to $60 million 2015 $70 to $90 million 1 – Please see slide 35 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 1

NuStar’s Eagle Ford Shale Pipeline System by the end of 2014 22

TexStar Financing Plan & Financial Guidance for 2012 through 2014 23

Financing Plan for TexStar Acquisition 24 Plan to finance $325 to $425 million acquisition price via borrowings under our revolver and junior subordinated notes Expect to receive 100% equity credit under our bank facility and partial equity credit from rating agencies for junior subordinated notes Timing of junior subordinated notes financing dependent on closing of the TexStar transaction and market conditions Currently have availability under our revolver that could be accessed if needed May consider second junior subordinated notes issuance in the last half of 2013 to finance the majority of the capital spending associated with the acquisition No current plans to issue common equity to finance acquisition

2012 internal growth spending should be around $415 million with 2013 spending growing to around $625 million (Dollars in Millions) 25 $0 $100 $200 $300 $400 $500 $600 $700 2009 2010 2011 2012 Forecast 2013 Forecast $164 $219 $294 $415 $625

Major Capital Projects Impacting 2012 through 2014 Guidance 26 Estimated Completion 2012 2013 Total Project Date CAPEX CAPEX Spend (1) Transportation Segment Oakville Terminal & 16" Pipeline Reversal July 2012 $46 $2 $52 Corpus Christi North Beach Crude Loading Project July 2012 $20 $3 $23 San Antonio Product Supply Expansion August 2012 $13 $0 $14 12" Eagle Ford Crude Pipeline Constructed for Valero October 2012 $58 $1 $59 Projects associated with Crude Assets Acquired from TexStar December 2013 $8 $60 $75 Projects associated with NGL Assets Acquired from TexStar December 2013 $0 $330 $330 Conoco Phillips Eagle Ford Project February 2014 $19 $87 $106 Storage Segment St. James EOG Unit Train Project April 2012 $20 $0 $36 St. Eustatius 1 Million Barrel Distillate Expansion January 2013 $32 $6 $59 St. James 2nd Unit Train Project September 2013 $1 $42 $43 St. James Marine Vapor Destruction Unit September 2013 $1 $9 $10 St. James 1.4 Million Barrel Expansion February 2014 $23 $17 $44 (1) Spending on some of these projects started in 2011 and spending on some projects will continue into 2014

Asphalt & Fuels Marketing Segment Volatility should be Reduced due to Less Refining Exposure 27 Effective Sept. 28th, 2012 Asphalt operations results deconsolidated from NuStar’s results as a result of setting up Asphalt JV Transaction provided NuStar with around $400 million in cash proceeds that were used to delever Segment projected to generate $10 to $30 million EBITDA loss in 2012 (excluding asset and goodwill impairment) After expected sale of San Antonio refinery only Fuels Marketing operations will remain in segment Fuels Marketing operations should generate $40 to $60 million of EBITDA in 2013 and 2014 1 1 – Please see slide 36 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 1

Storage Segment EBITDA ($ in Millions) Continued Wide LLS to WTI Spread could provide upside to 2013 & 2014 Storage Segment Guidance 28 $301 to $311 $301 to $311 $311 to $341 Note: Guidance for 2013 is comparable to 2012 however, based on current forward pricing curve 2013 LLS to WTI spread is projected to be $13 per barrel. An LLS to WTI spread of this magnitude would increase 2013 EBITDA by almost $17 million. 1 1 – Please see slide 33 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 2006 2007 2008 2009 2010 2011 2012 Est. 2013 Est. 2014 Est. $162 $177 $208 $242 $256 $281 $281 $281 $281 +$20 to $30 +$20 to $30 +$20 to $30 +$10 to $30 2014 Guidance 2013 Guidance (See Note Below) 2012 Guidance Historical EBITDA

Transportation Segment EBITDA ($ in Millions) Growth in Eagle Ford Shale should lead to future growth in Transportation Segment EBITDA 29 1 1 – Please see slide 34 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 2006 2007 2008 2009 2010 2011 2012 Est. 2013 Est. 2014 Est. $170 $176 $186 $190 $199 $197 $197 $197 $197 $10 to $20 +$10 to $20 +$10 to $20 +$70 to $90 +$70 to $90 +$100 to $120 2014 Guidance 2013 Guidance 2012 Guidance Historical EBITDA $207 to $217 $277 to $307 $377 to $427

We Expect these Projections to lead to a 1.0x Coverage Ratio by the 4th quarter of 2013 30 Beginning in the fourth quarter of 2013 and throughout all of 2014 we expect our quarterly coverage ratios to exceed 1.0x 2014 coverage ratios should put NuStar in a position to resume distribution growth during the year Note: Assumes no equity issuances in 2013 & 2014

Curt Anastasio, CEO and President September 8, 2011 2011 Barclays Capital CEO Energy-Power Conference 31 Appendix

NuStar

Reconciliation of Non-GAAP Financial Information: Storage Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Storage Segment:

	Year Ended December 31,					
	2006	2007	2008	2009	2010	2011
Operating income	$ 108,486	$ 114,635	$ 141,079	$ 171,245	$ 178,947	$ 193,395
Plus depreciation and amortization expense	53,121	62,317	66,706	70,888	77,071	87,737
EBITDA	**$ 161,607**	**$ 176,952**	**$ 207,785**	**$ 242,133**	**$ 256,018**	**$ 281,132**

The following is a reconciliation of projected operating income to projected EBITDA for the Storage Segment:

	Year Ended December 31,		
	2012	2013 (1)	2014
Projected operating income range	$ 211,000 - 216,000	$ 203,000 - 223,000	$ 213,000 - 236,000
Plus projected depreciation and amortization expense range	90,000 - 95,000	98,000 - 105,000	98,000 - 105,000
Projected EBITDA range	$ 301,000 - 311,000	$ 301,000 - 328,000	$ 311,000 - 341,000

(1) The year ended December 31, 2013 includes $17 million of EBITDA and operating income related to the impact from an LLS to WTI spread.

The following are reconciliations of projected annual operating income to projected annual EBITDA for certain projects in our storage segment related to our internal growth program:

	St. Eustatius Distillate Project	St. James, LA Terminal Expansion Project Phase 2	St. James, LA 2nd Unit Train Unloading Facility Project
Projected annual operating income range	$ 8,000 - 7,000	$ 7,000 - 6,000	$ 14,000 - 17,000
Plus projected annual depreciation and amortization expense range	2,000 - 3,000	1,000 - 2,000	1,000 - 3,000
Projected annual EBITDA	$ 10,000	$ 8,000	$ 15,000 - 20,000

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NuStar

Reconciliation of Non-GAAP Financial Information: Transportation Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Transportation Segment:

	Year Ended December 31,					
	2006	2007	2008	2009	2010	2011
Operating income	$ 122,714	$ 126,508	$ 135,086	$ 139,869	$ 148,571	$ 145,613
Plus depreciation and amortization expense	47,145	49,946	50,749	50,528	50,617	51,175
EBITDA	**$ 169,859**	**$ 176,454**	**$ 185,835**	**$ 190,397**	**$ 199,188**	**$ 196,788**

The following is a reconciliation of projected operating income to projected EBITDA for the Transportation Segment:

	Year Ended December 31,		
	2012	2013	2014
Projected operating income range	$ 155,000 - 162,000	$ 207,000 - 232,000	$ 297,000 - 342,000
Plus projected depreciation and amortization expense range	52,000 - 55,000	70,000 - 75,000	80,000 - 85,000
Projected EBITDA range	$ 207,000 - 217,000	$ 277,000 - 307,000	$ 377,000 - 427,000

The following are reconciliations of projected annual operating income to projected annual EBITDA for certain projects in our transportation segment related to our internal growth program:

	Completed Eagle Ford Expansion Projects	ConocoPhillips Eagle Ford Project
Projected annual operating income range	$ 26,000 - 25,000	$ 12,000 - 10,000
Plus projected annual depreciation and amortization expense range	4,000 - 5,000	3,000 - 5,000
Projected annual EBITDA	$ 30,000	$ 15,000

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NuStar

Reconciliation of Non-GAAP Financial Information: TexStar Acquisition

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to projects within our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following are reconciliations of projected annual operating income to projected annual EBITDA for certain crude oil assets related to the Texstar Acquisition:

	Year Ended December 31,		
	2013	2014	2015
Projected annual operating income range	$ 1,000 - 19,000	$ 34,000 - 51,000	$ 39,000 - 56,000
Plus projected annual depreciation and amortization expense range	9,000 - 11,000	11,000 - 14,000	11,000 - 14,000
Projected annual EBITDA range	$ 10,000 - 30,000	$ 45,000 - 65,000	$ 50,000 - 70,000

The following are reconciliations of projected annual operating income to projected annual EBITDA for certain NGL assets related to the Texstar Acquisition:

	Year Ended December 31,	
	2014	2015
Projected annual operating income range	$ 28,000 - 45,000	$ 58,000 - 75,000
Plus projected annual depreciation and amortization expense range	12,000 - 15,000	12,000 - 15,000
Projected annual EBITDA range	$ 40,000 - 60,000	$ 70,000 - 90,000

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NuStar

Reconciliation of Non-GAAP Financial Information: Asphalt and Fuels Marketing Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the Asphalt and Fuels Marketing Segment:

	Years Ended December 31, 2013 and 2014
Projected operating income range	$ 40,000 - 59,500
Plus projected depreciation and amortization expense range	0 - 500
Projected annual EBITDA range	$ 40,000 - 60,000

The following is a reconciliation of projected operating loss range to projected EBITDA range for our Asphalt and Fuels Marketing Segment:

	Asphalt and Fuels Marketing Segment	Less Asset and Goowill Impairment Loss (1)	Adjusted Asphalt and Fuels Marketing Segment
Projected operating loss range	$ (286,000 - 316,000)	$ (266,000)	$ (20,000 - 50,000)
Plus projected depreciation and amortization expense range	10,000 - 20,000	-	10,000 - 20,000
Projected EBITDA range	$ (276,000 - 296,000)	$ (266,000)	$ (10,000 - 30,000)

(1) 2012 asset and goodwill impairment loss of $266 million related to asphalt operations.

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